EXHIBIT 99.1

NEWS FROM:
REYNOLDS METALS COMPANY         and     CHEMICAL SECURITIES INC.
Public Relations Staff                  Mergers & Acquisitions Dept.
Richmond, VA  23261                     New York, NY  10017-2070
CONTACT:  R. Terry Olbrysh              CONTACT:  Peter Olnowich
Telephone:  (804) 281-2258              Tel: (212) 270-4879
Home:       (804) 560-3267              CONTACT:  Jim Bold
                                        Tel: (212) 270-3710



                                        FOR IMMEDIATE RELEASE:
                                        August 26, 1994



          REYNOLDS METALS CONSIDERS SALE OF REMAINING GOLD ASSETS



     RICHMOND, Va. -- Reynolds Metals Company (NYSE & CHX: RLM) today announced it has retained Chemical Securities Inc. to assist the company with the possible divestment of its remaining gold mining assets in Australia.

     The assets include mines in the Marvel Loch and Southern Cross areas, the Mt. Gibson mine near Dalwallinu, all in Western Australia, and exploration activities under way in Western Australia and the Northern Territory. The mines produced approximately 210,000 ounces of gold for Reynolds account in 1993 and 103,000 ounces for the first half of 1994. The operations are managed by Reynolds Australian Gold Operations Ltd., based in Perth.

     In July of this year, Reynolds completed the sale of Reynolds Australia Metals, Ltd., which held a 40 percent in the Boddington Gold Mine in Western Australia, to PosGold (BGM) Pty Ltd., a subsidiary of Poseidon Gold Limited.

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C08-2694-RTO